Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of Mobileye N.V. of our report dated March 4, 2015, relating to the consolidated financial statements of Mobileye N.V., which appears in Amendment No. 1 to the Registration Statement on Form F-1 (333-201614). We also consent to the reference to us under the heading "Experts" in Amendment No. 1 to the Registration Statement on Form F-1 incorporated by reference in this Registration Statement.

/s/ Kesselman & Kesselman
Kesselman & Kesselman Certified Public Accountants (Isr.) A member firm of PricewaterhouseCoopers International Limited

Tel Aviv, Israel March 16, 2015